Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-228879) and on Forms S-8 (File Nos. 333-197498, 333-204549, 333-209831, 333-216202, 333-223146, 333-228246 and 333-229732) of Sage Therapeutics, Inc. of our report dated February 27, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 27, 2020